February 4, 2020

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
Report from the President

United by Our Mission

At the Federal Home Loan Bank of New York, our housing mission is a source of pride for our employees. At the center of this mission is our Affordable Housing Program; as the AHP is funded through our earnings, it takes contributions from every aspect of our organization to drive our performance and help ensure that the AHP remains a reliable source of grant funding for affordable housing initiatives. We made our first AHP grants in 1990, and yesterday, in announcing the 2020 AHP Round, we enter our fourth decade of this vital program. This year, we are pleased to offer approximately $38 million in available housing grant funds. To be eligible for AHP funds, members must first submit applications on behalf of project sponsors that are planning to purchase, rehabilitate or construct affordable homes. The deadline for submitting these applications for the 2020 AHP Round is Friday, March 20, 2020, at 5:00 p.m.

I encourage all of our members to submit applications and participate in the AHP – our focus on supporting and strengthening the communities we serve is not only shared across our team at the FHLBNY, but across our entire cooperative. We have institutions with different locations, business models and asset size, but all are bound by the shared commitment to the communities they serve. Through the AHP – and our other Community Investment programs and products – the FHLBNY provides our members with ways to not only strengthen their own relationships with their communities and customers, but make new connections and create new business opportunities.

The AHP reflects the strength of the partnerships between the FHLBNY, our members, our housing partners, dedicated developers and elected officials at the federal, state and local levels, all focused on creating affordable housing opportunities. These partnerships have carried the AHP through its first three decades, and we look forward to working with our members and all our partners to see this program through the next decade and beyond.

NJBankers Economic Leadership Forum

The annual NJBankers Economic Leadership Forum provides a great opportunity to discuss and learn more about the issues that shape New Jersey, as well as the challenges and opportunities facing its local lenders. NJBankers shares the same commitment to these local lenders that we do, and we always appreciate the opportunity to participate in this great event. At the 2020 Economic Leadership Forum, Edwin Artuz, our Head of Corporate Services and Director of Diversity & Inclusion, participated in a panel discussion titled “The Importance of Diversity & Inclusion in Financial Services”. During the discussion, the panel highlighted the reasons why a commitment to establishing and maintaining a Diversity & Inclusion program is of critical importance to today’s financial services institutions. At the FHLBNY, supporting diversity and inclusion in a respectful manner across our business is one of our Core Values. The ideals of mutual respect, teamwork and serving the diverse communities in our District are at the core of our corporate culture and are the driving force behind our diversity and inclusion efforts. We see the value of diversity and inclusion in our people, our partners and our performance, and we were grateful for the opportunity to have Edwin speak about our experiences at the Economic Leadership Forum. We are thankful that NJBankers brought attention to this issue, and brought so many thought leaders to discuss a number of issues important to New Jersey’s local lenders. Stronger local lenders means stronger communities, and a stronger FHLBNY.

A Resilient Puerto Rico

Strong local lenders have been and will continue to be at the center of Puerto Rico’s efforts to recover from both the 2017 hurricanes and the tremors that have rocked the island over the past two months. And now, community lenders outside of Puerto Rico can also support these efforts. The Federal Reserve Bank of New York has launched its Investment Connection program to support recovery and resiliency in Puerto Rico, and financial institutions outside of the Commonwealth can receive CRA credit for supporting eligible activities on the Island. On January 27, I was honored to speak at the Investment Connection Pitch Program event in San Juan, which provided an opportunity for investors to receive proposals for these activities. These are tangible investments – in some cases literally putting roofs over families’ heads; in others, assisting small businesses reopen their doors – that provide an immediate impact and long-lasting benefits. Puerto Rico is on its way to recovery, both financially and structurally, and it is through the investments from community lenders both local and beyond that Puerto Rico will not only recover, but thrive.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.